CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-30249, 33-38201, 33-45610, 33-45614, 33-80084, 33-60343, 33-60389 and on Form S-3 File Nos. 33-31409,
33-44769 and 33-89178.


                                                /s/ Arthur Andersen LLP


Rochester, New York,
    March 22, 1996